Amendment Number 1 to Rights Agreement

         Pursuant to Section 27 of the Rights Agreement (the "Rights Agreement"), dated as of November 11, 1999, by and between Abbott
Laboratories, an Illinois corporation (the "Company") and BankBoston, N.A., a national banking association (the "Rights Agent"), the Company and the Rights Agent hereby agree that the Rights Agreement shall be amended as follows:

         1. Section 3(b) shall be amended and restated to read in its entirety as follows:

                  "(b) With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof, together with the Summary of Shareholder Rights Plan attached hereto as Exhibit C (the "Summary of Shareholder Rights Plan") and registered holders of Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Shareholder Rights Plan, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby."

         2. Other than as set forth herein, all other provisions of the Rights Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 1 to the Rights Agreement to be executed as of this 7th day of December, 1999.


                                   ABBOTT LABORATORIES


                                   By:   /s/Jose M. de Lasa
                                         ------------------------
                                   Name: Jose M. de Lasa
                                   Its:  Senior Vice President, Secretary and
                                             General Counsel

                                   BANKBOSTON, N.A., as Rights Agent

                                   By:   /s/Ken Theva
                                         -------------------------
                                   Name: Ken Theva
                                   Its:  Director, Client Services




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